Exhibit 4.2

SECOND AMENDMENT TO
BOND PURCHASE AND COVENANTS AGREEMENT

This SECOND AMENDMENT TO BOND PURCHASE AND COVENANTS AGREEMENT (this “Second Amendment”) is dated May 1, 2018 (the “Increase Effective Date”), and is made by and among SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, an Indiana corporation (the “Borrower”), each lender party hereto (collectively, the “Lenders” and, individually, a “Lender”), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders (the “Administrative Agent”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Bond Purchase and Covenants Agreement (as defined below).

Background

1.             The Borrower, PNC Bank, National Association, in its capacity as Lender (“PNC”), and the Administrative Agent have entered into that certain Bond Purchase and Covenants Agreement, dated September 14, 2017 (the “Original Bond Purchase and Covenants Agreement”).

2.             In accordance with the terms of the Original Bond Purchase and Covenants Agreement, PNC purchased the Series 2013C Bonds, Series 2013D Bonds and Series 2013E Bonds, and continued to hold the Series 2014B Bonds.

3.            On March 1, 2018, the Borrower, PNC, U.S. Bank National Association, in its capacity as a Lender (“U.S. Bank”), and the Administrative Agent entered into that certain Joinder and First Amendment to Bond Purchase and Covenants Agreement (the “First Amendment” and, together with the Original Bond Purchase and Covenants Agreement, the “Bond Purchase and Covenants Agreement”), pursuant to which (a) U.S. Bank became a Lender under the Bond Purchase and Covenants Agreement, (b) U.S. Bank purchased a portion of the Series 2013C Bonds, Series 2013D Bonds, Series 2013E Bonds and Series 2014B Bonds from PNC, and (c) the Lenders extended an incremental commitment to the Borrower in the form of the purchase by the Lenders of the Series 2013A Bonds.

4.             The Borrower has requested, and the Lenders wish to extend, on the Increase Effective Date, a $39,550,000 term loan to the Borrower on the terms set forth in the Bond Purchase and Covenants Agreement and subject to the conditions set forth herein (the “Incremental Commitment”), in the form of the purchase by the Lenders of the Issuer’s $39,550,000 Environmental Improvement Refunding Revenue Bonds, Series 2013B (AMT) (Southern Indiana Gas and Electric Company Project) (the “Series 2013B Bonds” and, together with the Series 2013A Bonds, the Series 2013C Bonds, the Series 2013D Bonds, the Series 2013E Bonds and the Series 2014B Bonds, the “Bonds”).

5.             The parties hereto desire to make certain amendments to the Bond Purchase and Covenants Agreement as a result of the Incremental Commitment.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

SECTION 1.  Establishment of Incremental Commitment under Bond Purchase and Covenants Agreement.

(a)           On the Increase Effective Date, the Lenders will, subject to the terms and conditions set forth in Section 4 hereof, make the Incremental Commitment described herein such that, after giving effect thereto, each Lender shall have its Commitments as set forth on Schedule 1.1(B) attached hereto together with its Ratable Share (as set forth therein) of the outstanding Bonds on such date.

(b)           For the avoidance of doubt, neither the effectiveness of this Second Amendment nor any of the transactions contemplated herein shall constitute a novation of any Obligations owing under the Bond Purchase and Covenants Agreement.  All Obligations outstanding under the existing Bond Purchase and Covenants Agreement are in all respects continuing (as amended hereby) with the terms thereof being modified solely as provided in this Second Amendment.

(c)           The Lenders acknowledge that Series 2013B Bond certificates for the Series 2013B Bonds shall be registered in the name of and held by PNC Bank, National Association, and PNC Bank, National Association agrees that it holds such Bonds as Administrative Agent for the benefit of the Lenders.

SECTION 2.  Amendments to Bond Purchase and Covenants Agreement.  Effective as of the Increase Effective Date, the Bond Purchase and Covenants Agreement is hereby amended as follows:

(a)           The cover page of the Bond Purchase and Covenants Agreement is hereby amended and restated in its entirety as follows:

BOND PURCHASE AND COVENANTS AGREEMENT

by and among

SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

THE LENDERS PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

Relating to

Indiana Finance Authority

$22,200,000 Environmental Improvement Refunding Revenue Bonds,
Series 2013A (AMT)
(Southern Indiana Gas and Electric Company Project)

$39,550,000 Environmental Improvement Refunding Revenue Bonds,
Series 2013B (AMT)
(Southern Indiana Gas and Electric Company Project)

$4,640,000 Environmental Improvement Refunding Revenue Bonds,
Series 2013C (Non-AMT)
(Southern Indiana Gas and Electric Company Project)

$22,500,000 Environmental Improvement Refunding Revenue Bonds,
Series 2013D (Non-AMT)
(Southern Indiana Gas and Electric Company Project)

$22,000,000 Environmental Improvement Refunding Revenue Bonds,
Series 2013E (Non-AMT)
(Southern Indiana Gas and Electric Company Project)

and

$41,275,000 Environmental Improvement Refunding Revenue Bonds,
Series 2014B
(Southern Indiana Gas and Electric Company Projects)

Dated: September 14, 2017

PNC CAPITAL MARKETS LLC is Sole Bookrunner and Sole Lead Arranger

(b)           The Background of the Bond Purchase and Covenants Agreement is hereby amended and restated in its entirety as follows:

Background

1.          Pursuant to an Indenture, dated as of April 1, 2013, as amended and supplemented by a First Supplemental Indenture dated as of August 1, 2017, and a Second Supplemental Indenture dated as of September 1, 2017 (as so amended and supplemented and as may be further amended and supplemented, the “2013 Indenture”), by and between the Indiana Finance Authority (the “Issuer”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), the Issuer previously issued its (a) Environmental Improvement Refunding Revenue Bonds, Series 2013A (AMT) (Southern Indiana Gas and Electric Company Project), in the aggregate principal amount of $22,200,000 (the “Series 2013A Bonds”), (b) Environmental Improvement Refunding Revenue Bonds, Series 2013B (AMT) (Southern Indiana Gas and Electric Company Project), in the aggregate principal amount of $39,550,000 (the “Series 2013B Bonds”), (c) Environmental Improvement Refunding Revenue Bonds, Series 2013C (Non-AMT) (Southern Indiana Gas and Electric Company Project), in the aggregate principal amount of $4,640,000 (the “Series 2013C Bonds”), (d) Environmental Improvement Refunding Revenue Bonds, Series 2013D (Non-AMT) (Southern Indiana Gas and Electric Company Project), in the aggregate principal amount of $22,500,000 (the “Series 2013D Bonds”), and (e) Environmental Improvement Refunding Revenue Bonds, Series 2013E (Non-AMT) (Southern Indiana Gas and Electric Company Project), in the aggregate principal amount of $22,000,000 (the “Series 2013E Bonds” and, together with the Series 2013C Bonds and Series 2013D Bonds, the “Series 2013 Bonds”).

2.          Pursuant to an Indenture, dated as of September 1, 2014, as amended and supplemented by a First Supplemental Indenture dated as of September 1, 2017 (the “2014 Indenture” and, together with the 2013 Indenture, the “Indenture”), by and between the Issuer and the Trustee, the Issuer previously issued its Environmental Improvement Refunding Revenue Bonds, Series 2014B (Southern Indiana Gas and Electric Company Project), in the aggregate principal amount of $41,275,000 (the “Series 2014B Bonds” and, together with the Series 2013A Bonds, the Series 2013B Bonds and the Series 2013 Bonds, the “Bonds”).

3.          The proceeds of the Series 2013A Bonds, the Series 2013B Bonds and the Series 2013 Bonds were loaned to the Borrower (the “2013 Loan”) pursuant to a Loan Agreement, dated as of April 1, 2013 (the “Original Agreement”), as amended by a First Amendment to Loan Agreement dated as of September 1, 2017 (the “First Amendment to Loan Agreement” and, together with the Original Agreement, the “2013 Loan Agreement”), each between the Issuer and the Borrower, to provide funds to refund certain prior bonds issued for the benefit of the Borrower, as more fully described in the 2013 Indenture.  The proceeds of the Series 2014B Bonds were loaned to the Borrower (the “2014 Loan” and, together with the 2013 Loan, the “Loans”) pursuant to a Loan Agreement, dated as of September 1, 2014 (the “2014 Loan Agreement” and, together with the 2013 Loan Agreement, the “Loan Agreement”), to provide funds to refund certain prior bonds issued for the benefit of the Borrower, as more fully described in the 2014 Indenture.

4.          The Borrower has requested that the Lenders purchase and hold the Series 2013A Bonds, the Series 2013B Bonds, the Series 2013D Bonds, the Series 2013E Bonds and the Series 2014B Bonds until May 1, 2023, and the Series 2013C Bonds until January 1, 2022.

5.          In order to induce the Lenders to purchase and hold the Bonds (and for the Administrative Agent, at the request of the Lenders, to hold the Bonds for the benefit of the Lenders), the Borrower has agreed to execute and deliver to the Administrative Agent and the Lenders this Agreement and any related agreements, undertakings, instruments and documents.

NOW, THEREFORE, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, and in order to induce the Lenders to enter into this Agreement and to purchase and hold the Bonds (and to induce the Administrative Agent to hold the Bonds for the benefit of the Lenders), the parties hereto covenant and agree as follows in this Agreement.

(c)           The definition of Closing Date in Section 1.1 of the Bond Purchase and Covenants Agreement is hereby amended and restated in its entirety as follows:

Closing Date shall mean (a) with respect to the Series 2013 Bonds, September 14, 2017, (b) with respect to the Series 2014B Bonds, September 22, 2017, (c) with respect to the Series 2013A Bonds, March 1, 2018, and (d) with respect to the Series 2013B Bonds, May 1, 2018.

provided that, notwithstanding the amendment and restatement of such definition, the provisions of Section 4.1(a) of the Bond Purchase and Covenants Agreement shall not apply on the Increase Effective Date in connection with the Closing Date of the Series 2013B Bonds.

(d)           The definition of Initial LIBOR Index Interest Rate Period in Section 1.1 of the Bond Purchase and Covenants Agreement is hereby amended and restated in its entirety as follows:

Initial LIBOR Index Interest Rate Period shall mean (a) for the Series 2013C Bonds, the LIBOR Index Interest Rate Period beginning on September 22, 2017 to but excluding the first to occur of (i) the Conversion Date (as defined in the 2013 Indenture) next succeeding such date and (ii) the related Principal Payment Date (as defined in the 2013 Indenture); (b) for the Series 2013D Bonds, the Series 2013E Bonds and the Series 2014B Bonds, the LIBOR Index Interest Rate Period beginning on September 22, 2017 to but excluding the first to occur of (i) the Initial Bank Tender Date; (ii) the Conversion Date (as defined in the 2013 Indenture or 2014 Indenture, as applicable) next succeeding September 22, 2017, and (iii) the related Principal Payment Date (as defined in the 2013 Indenture or 2014 Indenture, as applicable); (c) for the Series 2013A Bonds, the LIBOR Index Interest Rate Period beginning on March 1, 2018 to but excluding the first to occur of (i) the Initial Bank Tender Date; (ii) the Conversion Date (as defined in the 2013 Indenture) next succeeding March 1, 2018, and (iii) the related Principal Payment Date (as defined in the 2013 Indenture); and (d) for the Series 2013B Bonds, the LIBOR Index Interest Rate Period beginning on May 1, 2018 to but excluding the first to occur of (i) the Initial Bank Tender Date; (ii) the Conversion Date (as defined in the 2013 Indenture) next succeeding May 1, 2018, and (iii) the related Principal Payment Date (as defined in the 2013 Indenture).

(e)           Section 1.1 of the Bond Purchase and Covenants Agreement is hereby amended by adding the defined term Series 2013B Bonds as follows:

Series 2013B Bonds has the meaning specified in paragraph (1) of the Background statements hereof.

(f)           Section 2.1(a) of the Bond Purchase and Covenants Agreement is hereby amended and restated in its entirety as follows:

(a)         Purchase and Holding of Bonds.  Subject to the terms and conditions of this Agreement (including, but not limited to, Section 2.12 [Purchase of Bonds; Closing Date Procedures] and Section 4.1 [Conditions Precedent to Closing and Funding]) and the other Loan Documents, and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Loan Documents, the Lenders agree (i) to purchase the Series 2013 Bonds on the Closing Date in the aggregate principal amount of $49,140,000 at par, (ii) to purchase the Series 2013A Bonds on the Closing Date in the aggregate principal amount of $22,200,000 at par, (iii) to purchase the Series 2013B Bonds on the Closing Date in the aggregate principal amount of $39,550,000 at par, and (iv) to continue to hold the Series 2014B Bonds on the Closing Date in the aggregate principal amount of $41,275,000.

(g)           Section 2.1(b) of the Bond Purchase and Covenants Agreement is hereby amended by adding a new subclause (iv) thereto to read as follows:

(iv)       Series 2013B Bonds. The Series 2013B Bonds shall bear interest at the LIBOR Index Rate payable as set forth in the 2013 Indenture and the Series 2013B Bonds, except as follows:

(A)       If a Determination of Taxability occurs, at the option of the Borrower, the Series 2013B Bonds will remain Outstanding (as defined in the 2013 Indenture) but bear interest at the Taxable Rate.

(B)        If the LIBOR Index Rate is not determined by the Administrative Agent on the Computation Date or in the event the Administrative Agent shall determine that any of the following described events has occurred and is continuing during the LIBOR Index Interest Rate Period, the Series 2013B Bonds will thereafter bear interest at the Alternate Rate:  (1) dollar deposits in the principal amount, and for periods equal to the LIBOR Index Interest Rate Period, of a LIBOR Index Rate are not available in the London inter-bank market; or (2) maintenance of a LIBOR Index Rate would violate any applicable law, rule, regulation or directive, whether or not having the force of law.

(C)        Upon the occurrence and continuance of an Event of Default (as defined in the 2013 Indenture) during a LIBOR Index Interest Rate Period, the unpaid principal balance of the Series 2013B Bonds shall accrue interest at the Default Rate.

(h)           Section 2.1(c) of the Bond Purchase and Covenants Agreement is hereby amended and restated in its entirety as follows:

(c)         Mandatory Tender for Purchase. The Series 2013A Bonds shall mature on March 1, 2038 as provided in the 2013 Indenture and the Series 2013A Bonds; the Series 2013B Bonds shall mature on May 1, 2043 as provided in the 2013 Indenture and the Series 2013B Bonds; the Series 2013C Bonds shall mature on January 1, 2022 as provided in the 2013 Indenture and the Series 2013C Bonds; the Series 2013D Bonds shall mature on March 1, 2024 as provided in the 2013 Indenture and the Series 2013D Bonds; the Series 2013E Bonds shall mature on May 1, 2037 as provided in the 2013 Indenture and the Series 2013E Bonds; and the Series 2014B Bonds shall mature on July 1, 2025 as provided in the 2014 Indenture and the Series 2014B Bonds. Notwithstanding the forgoing and subsection (d) below, except for the Series 2013C Bonds, the Bonds shall be subject to mandatory tender for purchase by the Borrower on the Initial Bank Tender Date and on each other Bank Tender Date.  Except for the Series 2013C Bonds, the Bonds shall be purchased by the Borrower on the Initial Bank Tender Date and on each other Bank Tender Date by delivery of the Purchase Price to the Administrative Agent. Any indemnities and other amounts payable hereunder in connection with such purchase shall also be paid on such Bank Tender Date.

(i)            Section 8.2(a)(i) of the Bond Purchase and Covenants Agreement is hereby amended and restated in its entirety as follows:

(i)          notify the Trustee of such Event of Default, direct the Trustee to declare an Event of Default (as defined in the 2013 Indenture), accelerate the Series 2013A Bonds, the Series 2013B Bonds and the Series 2013 Bonds and direct the Trustee to exercise remedies under the applicable Issuer Documents;

(j)            Schedule 1.1(B) attached to the Bond Purchase and Covenants Agreement is hereby amended and restated in the form of Schedule 1.1(B) attached hereto.

SECTION 3.  Representations and Warranties.  To induce the Administrative Agent and the Lenders to enter into this Second Amendment, the Borrower represents and warrants to the Administrative Agent and each Lender on and as of the Increase Effective Date as follows:

(a)           The Borrower has the power and authority and legal right to execute and deliver this Second Amendment and to perform its obligations hereunder. The execution and delivery by the Borrower of this Second Amendment and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Second Amendment, assuming the due authorization by the other parties hereto and the validity and binding effect on such other parties, constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)           (i) Each of the representations and warranties set forth in the Bond Purchase and Covenants Agreement (after giving effect to this Second Amendment and the transactions contemplated hereby) is true and correct in all material respects as of the date hereof as if fully set forth herein, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date and except for any actions taken in the ordinary course of business and (ii) no Event of Default has occurred and is continuing as of the date hereof and after giving effect to this Second Amendment and the transactions contemplated hereby.

SECTION 4.  Conditions Precedent to Closing and Funding.

(a)           This Second Amendment shall become effective on the Increase Effective Date, provided that the Administrative Agent shall have received each of the closing deliverables set forth in Section 2.16(b) of the Bond Purchase and Covenants Agreement, in form and substance satisfactory to the Administrative Agent and subject to any waiver of or modifications in such deliverables as shall be accepted by the Administrative Agent.

(b)           The Borrower shall have paid all fees and reasonable expenses payable on or before the Increase Effective Date as required by this Second Amendment, the Fee Letter or any other Loan Document.

SECTION 5.  Reference To and Effect Upon the Bond Purchase and Covenants Agreement.

(a)           From and after the Increase Effective Date, (i) the term “Agreement” in the Bond Purchase and Covenants Agreement, and all references to the Bond Purchase and Covenants Agreement in any other Loan Document, shall mean the Bond Purchase and Covenants Agreement as modified hereby, and (ii) this Second Amendment shall constitute a Loan Document for all purposes of the Bond Purchase and Covenants Agreement and the other Loan Documents.

(b)           This Second Amendment is limited as specified herein and shall not constitute a modification, acceptance or waiver of any other provision of the Bond Purchase and Covenants Agreement or any other Loan Document.  Except as set forth herein (including any exhibits, schedules and annexes hereto), this Second Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Bond Purchase and Covenants Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Except as set forth herein, nothing herein shall be deemed to entitle the Borrower to receive a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Bond Purchase and Covenants Agreement or any other Loan Document in similar or different circumstances.

SECTION 6.  Affirmation.  Each of the Borrower and each Lender expressly (a) consents to the amendments set forth in this Second Amendment, (b) reaffirms all of its covenants and other obligations set forth in the Bond Purchase and Covenants Agreement and the other Loan Documents to which it is a party, (c) acknowledges, represents and agrees that its covenants and other obligations set forth in the Bond Purchase and Covenants Agreement and the other Loan Documents to which it is a party remain in full force and effect, and (d) confirms that each of the Loan Documents to which it is a party shall continue to be in full force and effect and is hereby ratified and reaffirmed in all respects.

SECTION 7.  Conformed Copy of Bond Purchase and Covenants Agreement.  The Bond Purchase and Covenants Agreement, as conformed by the First Amendment and this Second Amendment, is attached hereto as Exhibit A.

SECTION 8.  Counterparts, Etc.  This Second Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Second Amendment and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments. Except as provided in Section 4 hereof, this Second Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Second Amendment by telecopy or email shall be effective as delivery of a manually executed counterpart of this Second Amendment.

SECTION 9.  Governing Law.  This Second Amendment shall be deemed to be a contract under the Laws of the State of Indiana without regard to its conflict of laws principles.

SECTION 10.  Severability.  The provisions of this Second Amendment are intended to be severable. If any provision of this Second Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

SECTION 11.  Successors.  The terms of this Second Amendment shall be binding upon, and shall inure for the benefit of, the parties hereto and their respective successors and assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Second Amendment has been executed by the parties hereto as of the date first written above.

SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, as Borrower

By:	/s/ Patrick C. Edwards
Patrick C. Edwards
Vice President and Treasurer

[Signature Page to Second Amendment]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and as Administrative Agent

By:	/s/ Tracy J. Venable
Tracy J. Venable
Senior Vice President

[Signature Page to Second Amendment]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Michael E. Temnick
Michael E. Temnick
Vice President

[Signature Page to Second Amendment]

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 1— Commitments of Lenders and Addresses for Notices to Lenders

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

		2013A Commitment	2013B Commitment	2013C Commitment	2013D Commitment	2013E Commitment	2014B Commitment	Ratable Shares
Lender
Name: PNC Bank, National Association Address: 101 W. Washington Street, Suite 200E Indianapolis, IN 46255 Attention: Tracy J. Venable
Telephone:	(317) 267-7066
Telecopy:	(317) 267-8899	$14,905,000	$26,550,000	$3,120,000	$15,110,000	$14,770,000	$27,710,000	67.14%
Name: U.S. Bank National Association Address: 214 N. Tryon Street Charlotte, NC 28202 Attention: Michael E. Temnick
Telephone:	(704) 335-2807	$7,295,000	$13,000,000	$1,520,000	$7,390,000	$7,230,000	$13,565,000	32.86%
Total		$22,200,000	$39,550,000	$4,640,000	$22,500,000	$22,000,000	$41,275,000	100.00%

Schedule 1.1 (B) - 1

SCHEDULE 1.1(B)

COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

Part 2 - Addresses for Notices to Borrower:

ADMINISTRATIVE AGENT

Name: PNC Bank, National Association
Address: One PNC Center, Suite 400E
Indianapolis, IN 46255
Attention: Tracy J. Venable
Telephone:	(317) 267-7066
Telecopy:	(317) 267-6249
Email:	tracy.venable@pnc.com

With a Copy To:

Agency Services, PNC Bank, National Association
Mail Stop: P7-PFSC-04-I
Address: 500 First Avenue
Pittsburgh, PA 15219
Attention: Agency Services
Telephone:	(412) 762-6442
Telecopy:	(412) 762-8672

BORROWER:

Name: Southern Indiana Gas and Electric Company
Address: One Vectren Square
Evansville, IN 47708
Attention: Vice President and Treasurer
Telephone:	(812) 491-4337
Telecopy:	(812) 491-4346
Email:	pcedwards@vectren.com

Schedule 1.1 (B) - 2

EXHIBIT A

CONFORMED COPY OF BOND PURCHASE AND COVENANTS AGREEMENT

(Attached)